Execution Version

AMENDMENT NO. 18 TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT No. 18 to the INVESTMENT ADVISORY AGREEMENT (the “Amendment”) is effective as of September 28, 2023, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and VALIC COMPANY I (“VC I”).

RECITALS

WHEREAS, VALIC and VALIC Company I (“VC I”) entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the “Agreement”), with respect to the funds listed in Schedule A thereto (the “Covered Funds”); and

WHEREAS, the parties wish to amend and restate Schedule A to the Agreement to reflect the liquidation of the Government Money Market I Fund on July 22, 2022, and to update the name of the Blue Chip Growth Fund to Systematic Growth Fund, effective May 1, 2023; and

WHEREAS, the Board of Directors of VC I has approved this Amendment to the Agreement and it is not required to be approved by the shareholders of the Covered Funds.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Schedule A Amendment. Schedule A of the Agreement is replaced with the amended Schedule A attached hereto.

2.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		VALIC COMPANY I

By:	/s/ Thomas M. Ward	By:	/s/ John T. Genoy
Name:	Thomas M. Ward	Name:	John T. Genoy
Title:	Authorized Signatory	Title:	President

VALIC COMPANY I

AMENDED AND RESTATED SCHEDULE A

to Investment Advisory Agreement

(Effective September 28, 2023)

COVERED FUNDS

Annual Fee computed at the following annual rates, based on average daily net assets and payable monthly:

Aggressive Growth Lifestyle Fund	0.10%

Asset Allocation Fund	0.50% on the first $300 million 0.475% on the next $ 200 million 0.45% on assets over $500 million

Capital Appreciation Fund	0.55% on the first $1 billion 0.525% on assets over $ 1 billion

Conservative Growth Lifestyle Fund	0.10%

Core Bond Fund	0.50% on the first $200 million 0.45% on the next $ 300 million 0.40% on assets over $500 million

Dividend Value Fund	0.75% on the first $250 million 0.72% on the next $ 250 million 0.67% on the next $ 500 million 0.62% on assets over $1 billion

Dynamic Allocation Fund	0.25% on the first $1 billion 0.22% on the next $ 1 billion 0.20% on assets over $2 billion

Emerging Economies Fund	0.81% on the first $250 million 0.76% on the next $ 250 million 0.71% on the next $ 500 million 0.66% on assets over $1 billion

Global Real Estate Fund	0.75% on the first $250 million 0.70% on the next $ 250 million 0.65% on assets over $500 million

Global Strategy Fund	0.50% on the first $500 million 0.46% on assets over $500 million

Government Securities Fund	0.50% on the first $250 million 0.45% on the next $ 250 million 0.40% on the next $ 500 million 0.35% on assets over $1 billion

Growth Fund	0.73% on the first $500 million 0.67% on the next $ 500 million 0.64% on the next $ 500 million 0.61% on assets over $1.5 billion

High Yield Bond Fund	0.65% on the first $150 million 0.60% on the next $ 350 million 0.55% over $500 million

Inflation Protected Fund	0.50% on the first $250 million 0.45% on the next $ 250 million 0.40% on assets over $500 million

International Equities Index Fund	0.35% on the first $500 million 0.25% on the next $ 500 million 0.24% on assets over $1 billion

International Government Bond Fund	0.50% on the first $250 million 0.45% on the next $ 250 million 0.40% on the next $ 500 million 0.35% on assets over $1 billion

International Growth Fund	0.95% on the first $250 million 0.90% on the next $ 250 million 0.85% on the next $ 500 million 0.80% on assets over $1 billion

International Opportunities Fund	0.90% on the first $100 million 0.80% on the next $ 650 million 0.75% on assets over $750 million

International Socially Responsible Fund	0.50% on the first $500 million 0.475% on the next $ 500 million 0.45% on assets over $1 billion

International Value Fund	0.73% on the first $250 million 0.68% on the next $ 250 million 0.63% on the next $ 500 million 0.58% on assets over $1 billion

Large Capital Growth Fund	0.64% on the first $750 million 0.59% on assets over $750 million

Mid Cap Index Fund	0.35% on the first $500 million 0.25% on the next $ 2.5 billion 0.20% on the next $ 2 billion 0.15% on assets over $5 billion

Mid Cap Strategic Growth Fund	0.70% on the first $250 million 0.65% on the next $ 250 million 0.60% on assets over $500 million

Mid Cap Value Fund	0.75% on the first $100 million 0.725% on the next $ 150 million 0.70% on the next $250 million 0.675% on the next $ 250 million 0.65% over $750 million

Moderate Growth Lifestyle Fund	0.10%

Nasdaq-100® Index Fund	0.40% on the first $250 million 0.38% on the next $250 million 0.36% on assets over $500 million

Science & Technology Fund	0.90% on the first $500 million 0.85% on assets over $500 million

Small Cap Growth Fund	0.85% on the first $100 million 0.80% on assets over $100 million

Small Cap Index Fund	0.35% on the first $500 million 0.25% on the next $2.5 billion 0.20% on the next $2 billion 0.15% on assets over $5 billion

Small Cap Special Values Fund	0.75% on the first $500 million 0.70% on assets over $500 million

Small Cap Value Fund	0.75% on the first $50 million 0.65% on assets over $50 million

Stock Index Fund	0.35% on the first $500 million 0.25% on the next $2.5 billion 0.20% on the next $2 billion 0.15% on assets over $5 billion

Systematic Core Fund	0.75% on the first $500 million 0.725% on assets over $ 500 million

Systematic Growth Fund	0.75% on the first $250 million 0.725% on the next $ 250 million 0.70% on assets over $500 million

Systematic Value Fund	0.70% on the first $250 million 0.65% on the next $250 million 0.60% on the next $500 million 0.55% on assets over $1 billion

U.S. Socially Responsible Fund	0.25% on the first $1 billion 0.24% on assets over $1 billion